Exhibit 10.1

EXECUTION VERSION

Continental Resources, Inc.

Banner Pipeline Company, L.L.C.

$200,000,000

7 3/8% Senior Notes due 2020

PURCHASE AGREEMENT

dated March 30, 2010

Banc of America Securities LLC

RBS Securities Inc.

J.P. Morgan Securities Inc.

PURCHASE AGREEMENT

March 30, 2010

BANC OF AMERICA SECURITIES LLC

RBS SECURITIES INC.

J.P. MORGAN SECURITIES INC.

As Representatives of the Initial Purchasers

c/o Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Continental Resources, Inc., an Oklahoma corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $200,000,000 aggregate principal amount of the Company’s 7 3/8% Senior Notes due 2020 (the “Notes”). Banc of America Securities LLC, RBS Securities Inc. and J.P. Morgan Securities Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of April 5, 2010 (the “Indenture”), among the Company, the Initial Guarantor (as defined below) and Wilmington Trust FSB, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Company and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Initial Guarantor and the Initial Purchasers, pursuant to which the Company and the Initial Guarantor may be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantors’ (as defined below) Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (as defined below) (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company and the Initial Guarantor are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes and the Exchange Notes when and as the same becomes due and payable, will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) Banner Pipeline Company, L.L.C., the Company’s sole direct or indirect subsidiary (the “Initial Guarantor”) and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes a supplement to the Indenture guaranteeing the Notes in accordance with the terms of the Indenture, and their respective successors and assigns (together with the Initial Guarantor, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities.”

Each of the Company and the Initial Guarantor understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 29, 2010 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 30, 2010 in the form attached hereto as Annex II (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company and the Initial Guarantor each hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Initial Guarantor, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. When issued on the Closing Date, the Securities will be eligible for resale pursuant to Rule 144A and will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Initial Guarantor.

(h) The Registration Rights Agreement and DTC Agreement. Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, each such agreement will constitute a valid and binding agreement of, the Company and, in the case of the Registration Rights Agreement, the Initial Guarantor, enforceable, in each case against the Company, and, in the case of the Registration Right Agreement, against the Initial Guarantor, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(i) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Company are substantially in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when issued and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and if and when issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Initial Guarantor has duly authorized the Guarantees and, when the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and binding agreements of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Initial Guarantor has duly authorized the Exchange Guarantees and, when the Indenture has been duly authorized, executed and delivered by the Initial Guarantor and the Exchange Notes have been issued and authenticated in the manner provided for in the Indenture and delivered in the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Guarantees will constitute valid and binding agreements of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Initial Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Initial Guarantor and, assuming the due authorization, execution and delivery thereof by the trustee, will constitute a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k) Description of the Securities and the Indenture. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereto), except in each case as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has not been any change in the capital stock, or material change in the long-term debt, of the Company or the Initial Guarantor, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Initial Guarantor, taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor the Initial Guarantor has entered into any transaction or agreement that is material to the Company and the Initial Guarantor, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and the Initial Guarantor, taken as a whole; and (iii) neither the Company nor the Initial Guarantor has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(m) Independent Accountants. Grant Thornton LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by Grant Thornton LLP to the Company or the Initial Guarantor have been approved by the Audit Committee of the Board of Directors of the Company.

(n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated

in the related notes thereto. The audited financial data set forth in the Offering Memorandum under the captions “Summary—Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the Company’s audited financial statements. The pro forma financial information and the related notes thereto included in the Offering Memorandum give effect to assumptions made on a reasonable basis as set forth in the Offering Memorandum.

(o) Organization and Good Standing. Each of the Company and the Initial Guarantor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial condition, shareholders’ equity, results of operations, cash flows or prospects of the Company and the Initial Guarantor taken as a whole or on the transactions contemplated hereby (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Initial Guarantor, and the Initial Guarantor is the only subsidiary of the Company.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor the Initial Guarantor is in violation of its charter or bylaws or similar organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or the Initial Guarantor is a party or by which it may be bound (including, without limitation, the Company’s Sixth Amended and Restated Credit Agreement, as amended, among the Company, the lenders party thereto from time to time and Union Bank of California, N.A., as administrative agent and as issuing lender, dated April 12, 2006 and the Indenture dated as of September 23, 2009 among the Company, the Initial Guarantor and Wilmington Trust FSB, as trustee), or to which any of the property or assets of the Company or the Initial Guarantor is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s and the Initial Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or the Initial Guarantor, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Initial Guarantor pursuant to any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Initial Guarantor, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. Assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers set forth herein, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s and the Initial Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required by the Securities Act or the securities laws of the several states of the United States with respect to the Company’s and the Initial Guarantor’s obligations under the Registration Rights Agreement or which, if not obtained or made, would not, individually or in the aggregate have a Material Adverse Effect.

(q) Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Initial Guarantor is or may be a party or to which any property of the Company or the Initial Guarantor is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or the Initial Guarantor, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company or the Initial Guarantor to perform its obligations under this Agreement; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required by the Exchange Act to be disclosed in an annual report on Form 10-K which are not so disclosed in the Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that are required by the Exchange Act to be disclosed in an annual report on Form 10-K which are not so disclosed in the Offering Memorandum.

(r) Licenses and Permits. The Company and the Initial Guarantor possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Initial Guarantor has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(s) Title to Real and Personal Property. Each of the Company and the Initial Guarantor has good and marketable title to all real and other property owned by it, in each case free and clear of all liens, encumbrances and defects except those (i) described in the Offering Memorandum or (ii) that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Memorandum, each of the Company and the Initial Guarantor holds all leased real and other property under valid and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

(t) Taxes. The Company and the Initial Guarantor have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Offering Memorandum, or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or the Initial Guarantor or any of their respective properties or assets.

(u) Investment Company Act. Each of the Company and the Initial Guarantor is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v) Insurance. The Company and the Initial Guarantor have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and the Initial Guarantor and their respective businesses; and neither the Company nor the Initial Guarantor has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or the Initial Guarantor exists or, to the knowledge of the Company, is contemplated or threatened; and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Initial Guarantor’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(x) No Restrictions on Subsidiary. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

(y) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(z) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(aa) No Price Stabilization or Manipulation. None of the Company or the Initial Guarantor has taken and or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Initial Guarantor or any of their respective directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(cc) Accounting Controls. The Company and the Initial Guarantor maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(dd) Disclosure Controls. The Company and the Initial Guarantor maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ee) Compliance with Environmental Laws. (i) The Company and the Initial Guarantor (x) are in compliance with any and all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws (collectively “Environmental Permits”) to conduct their respective businesses; and (z) except as described in the Offering Memorandum, have not received any notice or claim relating to Environmental Laws, including, without limitation, any notice or claim of any actual or potential liability for the investigation or remediation of any hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities (whether accrued, contingent, absolute, determined, determinable or otherwise) associated with Environmental Laws or Environmental Permits, including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or Environmental Permits, any related constraints on operating activities and any potential liabilities to third parties, of or relating to the Company or the Initial Guarantor, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required Environmental Permits, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance, in all material respects, with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding any transactions effected pursuant to a statutory or administrative exemption and transactions which, individually or in the aggregate, would not have a Material Adverse Effect; and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(gg) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or the Initial Guarantor, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Initial Guarantor, on the other, that is required by the Exchange Act to be disclosed in an annual report on Form 10-K which is not so disclosed in the Offering Memorandum.

(hh) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) Reserve Data. (i) The oil and natural gas reserve estimates of the Company and its subsidiary as of December 31, 2005, 2006, 2007, 2008 and 2009 contained and incorporated by reference in the Offering Memorandum are derived from reports that have been prepared by, or have been audited by, Ryder Scott Company, LP, as set forth and to the extent indicated therein, and (ii) such estimates fairly reflect the oil and natural gas reserves of the Company and its subsidiary, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(jj) Independent Petroleum Engineers. Ryder Scott Company, LP have represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and for the periods set forth in the Offering Memorandum.

Any certificate signed by an officer of the Company or the Initial Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Initial Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Initial Guarantor agrees to issue and sell to the Initial Purchasers, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Initial Guarantor the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.105% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in definitive global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on April 5, 2010, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to re-circulate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, the Securities to the Representatives for the accounts of the several Initial Purchasers through the facilities of the Depositary on the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3. Additional Covenants. Each of the Company and the Initial Guarantor further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Initial Guarantor shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or Initial Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Initial Guarantor shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities). For the avoidance of doubt, this paragraph (h) shall not affect the Company’s ability to borrow amounts under its revolving credit facility or to increase the borrowing base thereunder.

(i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement,

Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No Restricted Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Security will bear a legend substantially to the effect of that contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representatives on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company or the Initial Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Initial Guarantor, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Initial Guarantor’s counsel, independent public or certified public accountants, independent petroleum engineers and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees and expenses incurred by the Company, the Initial Guarantor or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Initial Guarantor in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Initial Guarantor of their respective other obligations under this Agreement. The Initial Purchasers agree to pay all of their and the Company’s expenses incident to the “road show” for the offering of the Securities, including the cost of leasing or operating any airplane (including the airplane owned or operated by the Company) or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Initial Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Grant Thornton LLP, independent public or certified public accountants for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.

(b) Reserve Letters. On the date hereof and on the Closing Date, Ryder Scott Company, LP shall have furnished to the Representatives, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to Initial Purchasers with respect to the reserve and other operational information contained in the Offering Memorandum.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or the Initial Guarantor by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received, in form and substance reasonably satisfactory to the Representatives, the favorable opinions of (i) Donald P. Fischbach, General Counsel of the Company and (ii) Vinson & Elkins L.L.P., special counsel for the Company, each dated as of such Closing Date, the forms of which are attached as Exhibits A-1 and A-2, respectively.

(e) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received, in form and substance reasonably satisfactory to the Representatives, a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Initial Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and the Initial Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Initial Guarantor set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Company and the Initial Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Registration Rights Agreement. The Company and the Initial Guarantor shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(h) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or clauses (i) or (v) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and the Initial Guarantor, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are permitted to be made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend substantially in the form of that contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by Subsequent Purchasers.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Initial Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or as otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Initial Guarantor. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the Initial Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Initial Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or as otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Initial Purchaser expressly for use therein; and to reimburse the Company, the Initial Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, the Initial Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Initial Guarantor hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Information or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the second and third sentences of the 6th paragraph and the entire next to last paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Initial Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Initial Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Initial Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or the Initial Guarantor, and each person, if any, who controls the Company or the Initial Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Initial Guarantor.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any of federal, New York or Oklahoma authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; and (v) the representation in Section 1(d) is incorrect in any respect. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or the Initial Guarantor to any Initial Purchaser, except that the Company and the Initial Guarantor shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company, or (c) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Initial Guarantor, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Initial Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Facsimile: 212-901-7897

Attention: Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5800

Attention: Joseph A. Hall

If to the Company or the Initial Guarantor:

Continental Resources, Inc.

302 North Independence, Suite 1500

Enid, Oklahoma 73701

Facsimile: (580) 548-5253

Attention: John Hart

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Facsimile: (713) 615-5861

Attention: David Oelman

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Initial Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Initial Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Initial Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Initial Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Initial Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Initial Guarantor on other matters) or any other obligation to the Company and the Initial Guarantor except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Initial Guarantor and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Initial Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Initial Guarantor and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Initial Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Initial Guarantor may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CONTINENTAL RESOURCES, INC.

By:	/s/ John D. Hart
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer and Treasurer

BANNER PIPELINE COMPANY, L.L.C., as Initial Guarantor

By:	/s/ John D. Hart
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC RBS SECURITIES INC. J.P. MORGAN SECURITIES INC.
Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

By: Banc of America Securities LLC

By:	/s/ Lex Maultsby
Name: Lex Maultsby
Title: Managing Director

By: RBS Securities Inc.

By:	/s/ Michael F. Newcomb II
Name: Michael F. Newcomb II
Title: Managing Director

By: J.P. Morgan Securities Inc.

By:	/s/ Jack D. Smith
Name: Jack D. Smith
Title: Executive Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$90,000,000
RBS Securities Inc.	30,000,000
J.P. Morgan Securities Inc.	20,000,000
BBVA Securities Inc.	10,000,000
BNP Paribas Securities Corp.	10,000,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000
Wells Fargo Securities, LLC	10,000,000
Capital One Southcoast, Inc.	6,666,667
TD Securities (USA) LLC	6,666,667
U.S. Bancorp Investments, Inc.	6,666,667

Total	$200,000,000

EXHIBIT A-1

Form of Opinion of Donald P. Fischbach, General Counsel of the Company

(1) Each of the Company and the Initial Guarantor has been duly organized and is validly existing and in good standing under the laws of the State of Oklahoma.

(2) Each of the Company and the Initial Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no subsidiaries other than the Initial Guarantor.

(3) Each of the Company and the Initial Guarantor has full right, power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(4) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Initial Guarantor.

(5) The Indenture has been duly authorized, executed and delivered by the Company and the Initial Guarantor.

(6) The Notes have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture.

(7) The Exchange Notes have been duly and validly authorized for issuance by the Company.

(8) The Guarantees of the Notes and the Exchange Notes have been duly authorized for issuance and sale pursuant to the Purchase Agreement or the Registration Rights Agreement, as the case may be, and the Indenture and the notations of Guarantees affixed to the Notes have been duly executed by the Initial Guarantor.

(9) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture by the Company and the Initial Guarantor and the performance by each of the Company and the Initial Guarantor of its obligations thereunder (other than performance by each of the Company and the Initial Guarantor of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered): (i) will not result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or the Initial Guarantor, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Initial Guarantor pursuant to, any material agreement identified on Annex A to

Exhibit A-1-1

this opinion [to cover material agreements that are exhibits to the 10-K other than credit agreement] or (iii) to such counsel’s knowledge will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Initial Guarantor, except in the case of (ii) and (iii), for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, and except for the purposes of clause (iii), any securities law or regulation.

(10) To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Initial Guarantor is or may be a party or to which any property of the Company or the Initial Guarantor is or may be the subject which are required by the Exchange Act to be disclosed in an annual report on Form 10-K which are not so disclosed in the Pricing Disclosure Package and the Final Offering Memorandum; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of its independent accountants and independent reserve engineers and other counsel of the Company at which conferences the contents of the Pricing Disclosure Package and the Final Offering Memorandum and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), based upon the participation described above, nothing has come to the attention of such counsel to cause such counsel to believe that the Pricing Disclosure Package, as of the Time of Sale (which such counsel may assume to be 4:00 p.m. (New York time) on the date of this Agreement), or that the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel need not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data and the oil and natural gas reserve estimates contained in or omitted from the Pricing Disclosure Package or the Final Offering Memorandum.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Initial Guarantor and public officials that are furnished to the Initial Purchasers. In addition, such counsel may limit the foregoing opinions in all respects to the laws of the State of Oklahoma.

The opinion of Mr. Fischbach described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Exhibit A-1-2

EXHIBIT A-2

Form of Opinion of Vinson & Elkins L.L.P., Special Counsel for the Company

(1) Assuming the due authorization, execution and delivery of the Registration Rights Agreement by the parties thereto, the Registration Rights Agreement constitutes a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification thereunder may be limited by applicable law.

(2) Assuming the due authorization, execution and delivery of the Indenture by the parties thereto, the Indenture constitutes a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(3) The Notes are substantially in the form contemplated by the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the parties thereto and the due authentication of the Notes by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(4) Assuming the due authorization, execution and delivery of the Indenture and the Registration Rights Agreement by the parties thereto and the due authentication of the Exchange Notes by the Trustee, the Exchange Notes, if and when issued and authenticated in accordance with the terms of the Indenture and delivered in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(5) Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and the Notes and the Exchange Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price

Exhibit A-2-1

therefor (in the case of the Notes) or in exchange for the Notes as provided in the Registration Rights Agreement (in the case of the Exchange Notes), the Guarantees of the Notes and the Exchange Notes will constitute valid and binding agreements of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(6) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(7) The documents incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (other than the financial statements and other financial information and oil and natural gas reserve estimates contained therein and other than the exhibits to such documents, as to which such counsel need express no belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

(8) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture by the Company and the Initial Guarantor and the performance by each of the Company and the Initial Guarantor of its obligations thereunder (other than performance by each of the Company and the Initial Guarantor of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered): (i) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Initial Guarantor pursuant to, any agreement or document identified on Annex A to this opinion [to cover credit agreement, all amendments thereto and Indenture dated as of September 23, 2009 among the Company, the Initial Guarantor and Wilmington Trust FSB] or (ii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Initial Guarantor known to such counsel, except, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to clause (ii) above, such counsel need express no opinion in this paragraph (8) as to the application of any federal or state securities laws or regulations, Blue Sky laws or federal or state anti-fraud laws or regulations.

(9) Assuming the accuracy of the representations, warranties and covenants of the Company, the Initial Guarantor and the Initial Purchasers contained herein (including compliance with the offer, sale and resale procedures set forth in Section 7 hereof), no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s and the Initial Guarantor’s execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Final Offering Memorandum, except such as may be required by the Securities Act or the securities laws of the several states of the United States with

Exhibit A-2-2

respect to the Company’s and the Initial Guarantor’s obligations under the Registration Rights Agreement or which, if not obtained or made, would not, individually or in the aggregate have a Material Adverse Effect.

(10) The statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum under the headings “Description of Other Indebtedness,” “Description of Notes”, “Business—Regulation of the Crude Oil and Natural Gas Industry” and “Certain United States Federal Income and Estate Tax Consequences,” to the extent that they constitute a description of contracts or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

(11) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(12) Assuming the accuracy of the representations, warranties and covenants of the Company, the Initial Guarantor and the Initial Purchasers contained herein (including compliance with the offer, sale and resale procedures set forth in Section 7 hereof), no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Registration Rights Agreement as described in the Pricing Disclosure Package and the Final Offering Memorandum. Such counsel need express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

Such counsel shall also state that it has participated in conferences with representatives of the Company and with representatives of its independent accountants, independent reserve engineers and other counsel at which conferences the contents of the Pricing Disclosure Package and the Final Offering Memorandum and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), based upon the participation described above (relying as to factual matters in respect to the determination of materiality to the extent such counsel deems reasonable upon statements of fact made to such counsel by representatives of the Company), nothing has come to the attention of such counsel to cause such counsel to believe that the Pricing Disclosure Package, as of the Time of Sale (which such counsel may assume to be 4:00 p.m., New York time, on March 30, 2010), or that the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel

Exhibit A-2-3

need not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data and the oil and natural gas reserve estimates contained in or omitted from the Pricing Disclosure Package or the Final Offering Memorandum.

In rendering such opinions, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Initial Guarantor and public officials that are furnished to the Initial Purchasers. In addition, such counsel may limit the foregoing opinions in all respects to the federal laws of the United States and, as applicable, the laws of the State of New York.

The opinions of Vinson & Elkins L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Exhibit A-2-4

ANNEX I

Resale Pursuant to Regulation S.

Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1

ANNEX II

Continental Resources, Inc.

March 30, 2010

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated March 29, 2010. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

Terms Applicable to the 7 3/8% Senior Notes due 2020

Issuer:	Continental Resources, Inc.

Principal Amount:	$200,000,000

Gross Proceeds:	$198,210,000

Title of Securities:	7 3/8% Senior Notes due 2020 (the “Notes”)

Final Maturity Date:	October 1, 2020

Issue Price:	99.105%, plus accrued interest, if any, from April 5, 2010

Coupon:	7.375%

Yield to Maturity:	7.500%

Interest Payment Dates:	April 1 and October 1, beginning on October 1, 2010

Record Dates:	March 15 and September 15

Optional Redemption:	Prior to October 1, 2015, the Notes will be redeemable by the Issuer, in whole or in part, at a price equal to 100% of the principal amount thereof, plus the “Applicable Premium” as described in the Preliminary Offering Memorandum, plus accrued and unpaid interest, if any, to the date of redemption. In addition, the Notes will be redeemable by the Issuer, in whole or in part, on or after October 1, 2015 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to the applicable date of redemption, on October 1 of the years set forth below:

	Year	Price
	2015	103.688%
	2016	102.458%
	2017	101.229%
	2018 and thereafter	100.000%

Annex II-1

Optional Redemption with Equity Proceeds:	Up to 35% at 107.375% prior to October 1, 2013

Initial Purchasers:

Banc of America Securities LLC

RBS Securities Inc.

J.P. Morgan Securities Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Mitsubishi UFJ Securities (USA), Inc.

Wells Fargo Securities, LLC

Capital One Southcoast, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Trade Date:	March 30, 2010

Settlement Date:	April 5, 2010 (T+3 business days)

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIPS and ISIN Numbers:	144A Notes: CUSIP: 212015 AC5 ISIN: US212015AC59	Reg S Notes: CUSIP: U21171 AC4 ISIN: USU21171AC40

Changes to the Preliminary Offering Memorandum:	The following changes will be made to the Preliminary Offering Memorandum.

Use of Proceeds

The following disclosure under “Use of Proceeds” on page 30 and each other location where it appears in the Preliminary Offering Memorandum is amended to read as follows:

We expect the net proceeds from this offering to be approximately $193.2 million, after deducting the initial purchasers’ discounts and our estimated expenses.

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Annex I-2